SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 21, 2004



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




          Philippines               1-12995                    Not Applicable
  ------------------------------------------------------------------------------
  (State or other jurisdiction    (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)




                24th Floor, 6750 Building, Ayala Avenue, Makati,
                     Metro Manila Philippines Not Applicable
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (632) 892-0276


                                       N/A
                   (Former name or former address, if changed
                               since last report.)

ITEM 5.  OTHER EVENTS.


     CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported today it has received full and timely payment of $99,166,333.33 from the Republic of the Philippines ("ROP") representing the principal and interest due on the $97,000,000 bond received from the ROP as part of the October 15, 2003 settlement of a dispute relating to a project agreement between CE Casecnan and the Philippines National Irrigation Administration. In accordance with the settlement terms, on January 14, 2004, CE Casecnan exercised its right to put the bond to the ROP at a price of par plus accrued interest thus triggering the payment obligation of the ROP. As a result of the receipt of these funds, the debt service reserve balance will be fully funded.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CE Casecnan Water and Energy Company, Inc.



Date:  January 21, 2004               By:  /s/  Paul J. Leighton
                                         ---------------------------------------
                                                Paul J. Leighton
                                                Assistant Secretary